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                                                                Exhibit 99.1

                        -- CIBER, INC. NEWS RELEASE --


For Immediate Release                                    Contact:
                                                         Sara Hansen
                                                         Shareholder Relations
                                                         303/220-0100


      CIBER TO CARVE OUT HIGH-GROWTH PACKAGE-ENABLED E-BUSINESS SOLUTIONS MANAGEMENT AIMS TO ENHANCE VALUE THROUGH DYNAMIC NEW BUSINESS MODELS

    ENGLEWOOD, Colo. -- March 1, 2000 -- CIBER, Inc. (NYSE: CBR) plans to carve out its fast-growing, enterprise package software-enabled e-business solutions from its custom Internet and networked offerings. This action, approved Tuesday by the company's Board of Directors, aims to increase shareholder value through two more nimble, pure-play companies. CIBER targets higher growth and margins for both the carved out, to-be-named enterprise e-business company and the "new" CIBER. Both companies, which will be headquartered in Englewood, will have added flexibility to raise capital and pursue their respective growth strategies.

    "CIBER's bold restructuring will create two more-entrepreneurial companies positioned to create shareholder value more quickly by utilizing strategic competitive advantages in this new Internet-driven economy," CIBER's Chief Executive Officer Mac Slingerlend said.

    "We see two opportunities -- first, to merge evolving package software solutions with the e-business marketplace and, second, to provide custom Internet-enabled solutions to help traditional companies transform and to help emerging next-generation companies scale in size," Slingerlend said. "The Internet economy is fueling rapid, fundamental IT industry change, making our speed all the more critical. CIBER's proactive business model expansion during the last five years provides us with market leadership and opportunities that other long-established IT companies simply don't have."

NEW ENTERPRISE E-BUSINESS COMPANY

    An initial public offering for approximately 20 percent of the new enterprise e-business company will be scheduled, pending appropriate filings and approvals, which are expected to be completed in the second quarter of 2000. After this offering, CIBER will own approximately 80 percent of the new company. Subsequent to a favorable tax ruling from the Internal Revenue Service that would clear spinning off the balance to CIBER shareholders, perhaps by fall, CIBER will consider a full spin-off of the remaining 80 percent to its shareholders if market conditions are favorable.

    The new enterprise e-business company will build its extensive package software implementation / integration expertise and aggressively expand into the business-to-business e-commerce implementation services market, customer relationship management and supply chain services. Its newer alliances include Commerce One

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CIBER TO CARVE OUT PACKAGE-ENABLED E-BUSINESS SOLUTIONS                   PAGE 2

and Siebel Systems. New e-business modules of the traditional package software companies, such as PeopleSoft, Lawson, J.D. Edwards, SAP and LogisticsPro, also are anticipated. These comprehensive enterprise e-business solutions will focus on the middle market, Fortune 1000 companies and targeted vertical markets. The new company represented about $200 million in revenues in 1999.

    "This newly established enterprise e-business company has consistently outperformed other packaged implementors, achieving 30 percent to 50 percent annual growth for 1995 through 1999," said Claude Watson, Chief Executive Officer and President of the new enterprise e-business company. "Package software is critical to standardization, speed and the future of electronic commerce. Integrating the Internet with package software systems, both in the customer relationship management and supply chain space, is paramount. Our continuous history of being at the forefront of industry, having the right packages, partnerships and timing as industry evolves, illustrates our value proposition."

CIBER'S CONTINUING OPERATIONS - THE "NEW" CIBER

    CIBER's continuing operations will expand the company's end-to-end Internet solutions through its proprietary e.Business Pyramid of practices, particularly in e-strategy and custom e-commerce / systems integration, as well as business intelligence / data warehousing, middleware, networks and
outsourcing.   CIBER will provide Internet solutions to vertical markets for the Global 2000, middle-market companies and "dot.coms" alike. Building on its 90 percent client renewal rate, it will help large, long-term customers
move from "bricks to clicks."   Back-end integration of business-to-business
solutions will be a key strategy, for which CIBER will engage in new alliances. A portion of CIBER's clients continues to rely on CIBER for traditional information technology services; however, with the Internet revolution, CIBER is providing a growing number of updated Internet-related solutions. Strategic new hires are also being considered. This new CIBER represented about $500 million in revenues in 1999.

CIBER'S JOINT VENTURE ASP, AGILERA.COM

    Agilera.com, CIBER's joint venture application service provider (ASP), is making several announcements today, including the addition of Paul Rudolph, who will move from his post as CIBER's Chief Operating Officer to become Agilera.com's Chairman and Chief Executive Officer. Also, Eric Murphy, CIBER's Senior Vice President of Business Development, is joining the ASP to help lead business development. Rob Unger remains President and Chief Operating Officer of Agilera.com.

    Agilera.com today unveiled its new name and the signing of the definitive agreements with CIBER, Verio Inc. (Nasdaq: VRIO), the world's largest Web-hosting company, and Centennial Ventures, Colorado's largest venture capital firm; the joint venture will close when Hart-Scott-Rodino approvals are received.

    "We believe our ASP joint venture, which already has a strong client base and market position, can become the leading ASP," Slingerlend said. "Putting two of our top players in the ASP signals the markets that this joint venture can become a billion-dollar or multi-billion-dollar opportunity.

    "Agilera.com will quickly show itself to the market as one of the most credible, experienced ASPs, via the partnering of CIBER's market-leading package integration experience and the industry's leading web-hosting

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CIBER TO CARVE OUT PACKAGE-ENABLED E-BUSINESS SOLUTIONS                   PAGE 3

Internet Service Provider, Verio, with additional strategic partners possible. Because of Agilera.com's strong potential in this rapidly emerging market, we asked Paul Rudolph to take charge at this critical time. Paul's e-business expertise and vision, as well as outsourcing experience, are perfect fits for the ASP world. We expect additional alliances and capital creation at Agilera.com. CIBER's interest in the joint venture, after closing, will be 42 percent, which is expected to be split between the new enterprise e-business company and CIBER."

ADDITIONAL MOVES

    CIBER's recent e-business strategy-level acquisition, Waterstone Consulting, Inc., will merge with Interactive Papyrus Company, already 78 percent owned by CIBER. CIBER's ownership of Interactive Papyrus will grow to about 90 percent.

    "Waterstone's work is in Internet strategic consulting, while Interactive Papyrus specializes in creative work in the Internet architect/agency space," Slingerlend said. "Combined, we've created an exciting Internet consulting group capable of leading-edge, end-to-end solutions, equal to or greater than several of the public players in this space. This new company is more than a "me-too" Internet agency. With clients from Hewlett-Packard Company and Agilent Technologies, Inc. to drinks.com, we are capable of scaling our repeatable templates to deliver digital living experiences and real e-commerce. We are conducting a search to add experienced executive talent to this venture. The potential of Interactive Papyrus cannot be under-estimated. Today's revenue run rate of more than $20 million makes this a potentially separable business venture."

IN SUMMARY

    "This action is exciting for both shareholders and employees," Slingerlend said. "The new companies will be even more entrepreneurial and aggressive, with very high-caliber, experienced management groups that are newly charged for this opportunity. New alliances with faster-growing e-business software companies can expedite long-term superior results."

    CIBER will continue to be led by Slingerlend, Chief Financial Officer Rich Montoni and Chief Operating Officer Joe Mancuso, former president of CIBER's custom solutions group. In addition to Watson, former president of CIBER's enterprise applications solutions group, the enterprise e-business company will be led by Chief Financial Officer Jon Gochenaur and Chief Operating Officer Russ Wheeler, both officers of CIBER's enterprise applications solutions group.

    CIBER, Inc. is a leading orchestrator of e.Business acceleration for the Internet-based economy. CIBER's proven business and technology practices combine the experience, flexibility and innovation to help enterprise and "dot.com" clients gain a competitive advantage in today's fast-moving marketplace. Headquartered in Englewood, Colo., CIBER's team of professionals serves client businesses from 45 offices in the U.S., Canada and Europe.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Forward-looking statements involve risks and uncertainties that could cause actual results to vary materially from such statements. Please refer to discussions of certain of these risks and uncertainties in CIBER's Annual Reports, 10-Ks, 10-Qs and other Securities and Exchange Commission filings.

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       CIBER, INC., 5251 DTC PARKWAY, SUITE 1400, ENGLEWOOD, CO  80111
                                 www.ciber.com